Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Ameritrans Capital Corporation and Subsidiaries:

We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form N-2 and the related Prospectus of Ameritrans Capital Corporation and Subsidiaries and the incorporation by reference of our report dated September   , 2011, relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ Rosen Seymour Shapss Martin & Company LLP

New York, New York

September 28, 2011